UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 30, 2014

U-VEND, INC.
(Exact name of registrant specified in its charter)

 333-165972
Commission File Number

Delaware	22-3956444
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1507 7th STREET, #425
SANTA MONICA, CALIFORNIA 90401
(Address of principal executive offices)

(800) 467-1496
 (Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communication pursuant for Rule 425 under the Securities Act (17 CFR 230.425)
____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)
____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreements.

Modification to the series of Cobrador Stock Purchase Agreement, Senior Convertible Notes and Series A Warrants between U-Vend, Inc. and Cobrador Multi-Strategy Partners LP

U-Vend, Inc. (“the Company”) and Cobrador Multi-Strategy Partners LP (“Cobrador”) entered into a modification to the Senior Convertible Notes (“the Cobrador Notes”) and the associated Series A warrants issued with the Cobrador Notes dated June 18, 2013 through December 2, 2014.  The Company and Cobrador agreed to extend the maturity dates of the underlying principal on the Cobrador Notes aggregating $400,000 in outstanding principal to December 31, 2015.

The parties agree that the interest earned on the Notes will continue at 7% per annum through December 31, 2015.  The expiration date for each of the Series A warrants granted in connection with the Cobrador Notes (during the period from June 18, 2013 through December 2, 2014) have been extended by twelve (12) months.  The effective date of this modification to the Cobrador Notes and Series A warrants shall be October 17, 2014.  The remaining terms and conditions of the Cobrador Stock Purchase Agreement, Convertible Notes and the Series A Warrants are not modified and remain the same.

KBM Worldwide, Inc. Securities Purchase Agreement

On December 30, 2014, the Company received net proceeds of $50,000 as a result of the Securities Purchase Agreement with KBM Worldwide Inc. (“KBM”) for the sale of a Convertible Promissory Note (the “Note”) in the principal amount of $54,000.  The principal advanced under the Note includes $4,000 in fees incurred by KBM related to the transaction.

The Securities Purchase Agreement, dated December 19, 2014 (“the SPA”), bears interest at the rate of 8% per annum.  In connection with the SPA the Company is required to reserve a sufficient number of shares of its common stock (“the Common Stock”) for issuance upon full conversion of the Note in accordance with the terms thereof.  The initial amount of shares reserved in connection with the SPA and underlying Note was 2,500,000 shares.

The Note has a nine month maturity and includes penalty prepayments ranging from 15-40% of the principal amount if the Note is repaid prior to 180 days following the date of the Note.  KBM has the right to convert the principal amount of $54,000 after 180 days following the date of the Note and ending on the complete satisfaction by payment or conversion.  The conversion price for the Note shall be determined based on 58% of the average of the lowest three (3) Trading Prices for the Common stock during the ten (10) trading day period ending one trading day prior to the date of conversion.  KBM agreed to restrict its ability to convert the Note and receive shares of the Company if the number of shares of common stock beneficially held by KBM and its affiliates in the aggregate after such conversion exceeds 4.99% of the then outstanding shares of common stock

In the Event of Default the Note is immediately due and payable.  The minimum amount due under the default conditions is 150% times the principal and unpaid interest at the date of default.  The Note contains default events which, if triggered and not timely cured (if curable), will result in a default interest rate of 22% per annum.  KBM may request the payment in shares.

For all the terms and conditions of the Securities Purchase Agreement and Note described above, reference is hereby made to such agreement and note annexed hereto as Exhibit 10.34 and Exhibit 4.1, respectively. All statements made herein concerning the foregoing agreement and note are qualified by reference to said Exhibits.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under the Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth above under Item 1.01 (Entry into a Material Definitive Agreements) are incorporated by reference into this Item 2.03.

Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

4.1	Convertible Promissory Note between U-Vend, Inc and KBM Worldwide, Inc. dated December 19, 2014
10.34	Securities Purchase Agreement between U-Vend, Inc and KBM Worldwide, Inc. dated December 19, 2014
10.35	Modification to the series of Cobrador Stock Purchase Agreement, Senior Convertible Notes and Series A Warrants between U-Vend, Inc. and Cobrador Multi-Strategy Partners LP

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

U-Vend, Inc.
By:	/s/ Raymond Meyers
Raymond Meyers, Chief Executive Officer
January 8, 2015